Exhibit 99.1

SanSal Wellness to be Featured by “New to The Street” on FOX Business Network

Fort Lauderdale, Florida – September 27, 2018 - SanSal Wellness Holdings, Inc. (“SanSal Wellness” or the “Company”) (OTCQB: SSWH), a vertically-integrated agribusiness focused on producing full spectrum natural phytocannabinoid-rich industrial hemp extracts, is pleased to announce that the Company will be featured on the upcoming episode of business and finance programming “New to The Street” airing this Saturday, September 29, 2018, at 5:00 p.m. Eastern Time.

“The opportunity for SanSal Wellness and Veritas Farms™ to appear on an established nationally televised business program like ‘New to The Street’ on the FOX Business Network will enable us to engage with a much larger investor audience and also reach a significant number of new potential customers for our growing list of cannabinoid-rich products,” commented Derek Thomas, SanSal Wellness’ Vice President of Business Development. “We are confident that viewers will gain a positive impression of the Company, our business strategy, and of course, our products. We look forward to welcoming many of the show’s viewers as new SanSal Wellness shareholders and customers.”

“New to The Street” is broadcast nationwide on the FOX Business Network reaching 100 million homes. Interested viewers should check their local TV cable provider’s channel lineup to find FOX Business Network in their area.

About “New to The Street”

“New to The Street” is a leading provider of business profiles and special corporate programming. “New to the Street” provides an inside look into the latest financial issues, offering a blend of business and financial services news reporting and in-depth interviews relating to new products, economic analysis, and public company profiles. “New to The Street” airs as paid TV programming in the United States reaching potentially 100 million homes. And, in Canada reaching potentially more than 5.3 million homes and viewed on other select international stations. Visit www.NewToTheStreet.com.

About SanSal Wellness Holdings, Inc.

SanSal Wellness Holdings, Inc. (OTCQB: SSWH) is focused on producing superior quality, whole-plant, broad spectrum phytocannabinoid-rich hemp oils and extracts. SanSal Wellness currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information, visit www.sansalwellness.com and www.theveritasfarms.com.

SanSal Wellness Holdings, Inc. - IR/Media Contact

Toll-Free: (888) 549-7888

E-mail: investors@sansalwellness.com

Cautionary Language Concerning Forward-Looking Statements

This SanSal Wellness Holdings, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.